UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

December 15, 2009
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05        Costs Associated with Exit or Disposal Activities

On December 15, 2009, Pitney Bowes Inc. announced that it has embarked upon a program consisting of a series of initiatives that are designed to transform and enhance the way it operates as a global company.  This program is expected to continue into 2012 and will result in the elimination of up to 10 percent of the positions in the company.   The company expects the total pre-tax cost of this program will be in the range of $250 million to $350 million primarily related to severance and benefit costs incurred in connection with such workforce reductions.  Most of the total pre-tax costs will be cash related charges.

ITEM 7.01        Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01 “Regulation FD Disclosure”.

On December 15, 2009, the registrant held an Investor Meeting via a live conference call and webcast. The press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pitney Bowes Inc.

December 15, 2009

/s/ S.J. Green
S.J. Green
Vice President – Finance and Chief Accounting Officer (Principal Accounting Officer)